Exhibit 23.1

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                                  [LETTERHEAD]

                             L.P. MARTIN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                              4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060
                              PHONE: (804) 346-2626
                                FAX: (804) 346-9311


                        Consent of Independent Auditors'





The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


         We consent to the use of our report dated May 7, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Paces Arbor Apartments for the twelve month period ended February 28, 1997, for inclusion in a form 8K filing with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc.





Richmond, Virginia
July 10, 1997